Item 30. Exhibit (n) i.

Consent of Independent Auditors

We consent to the use of our report dated February 24, 2021 included in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (333-259818) of C.M. Life Insurance Company (the Company) and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

Our report relating to the Company’s financial statements, dated February 24, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the State of Connecticut Insurance Department (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Hartford, Connecticut
December 13, 2021

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-259818 on Form N-6 (the Registration Statement), of our report, dated March 10, 2021, with respect to the statements of assets and liabilities of C.M. Life Variable Life Separate Account I (comprised of the divisions/sub-accounts listed in Appendix A to the opinion issued with our report) as of December 31, 2020, and the related statements of operations and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, included herein in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
December 13, 2021